Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 7, 2006, accompanying the consolidated financial statements included in the Annual Report of First Investors Financial Services Group, Inc. on Form 10-K for the year ended April 30, 2006.  We hereby consent to the incorporation by reference of said report in the Registration Statement of First Investors Financial Services Group, Inc. on Form S-8 (File No. 333-107762, effective August 8, 2003).

Houston, Texas

July 7, 2006